Exhibit 99.8(j)

AMENDMENT # 5 TO PARTICIPATION AGREEMENT

AMONG

PIONEER VARIABLE CONTRACTS TRUST,

SYMETRA LIFE INSURANCE COMPANY,

PIONEER INVESTMENT MANAGEMENT, INC.

AND

PIONEER FUNDS DISTRIBUTOR, INC.

THIS AMENDMENT, made and entered into this      day of December, 2011 by and among PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust (the “Trust”), SYMETRA LIFE INSURANCE COMPANY, a Washington life insurance company (the “Company”) on its own behalf and on behalf of each of the segregated asset accounts of the Company set forth in Schedule A, as may be amended from time to time (the “Accounts”), PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation (“PIM”) and Pioneer Funds Distributor, Inc. (“PFD”), a corporation organized under the laws of The Commonwealth of Massachusetts. PIM and PFD are members of the UniCredito Italiano banking group, register of banking groups.

WHEREAS, the Company, the Trust, PIM and PFD entered into a Participation Agreement dated as of the 13th of December, 2004, as amended (the “Fund Participation Agreement”);

WHEREAS, the parties hereto agree that, except as expressly provided herein, no term or provision of the Fund Participation Agreement shall be deemed amended, supplemented or modified, and each term and provision of the Fund Participation Agreement shall remain in full force and effect.

NOW THEREFORE, in consideration of the premises and the agreements contained herein and other consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Fund Participation Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted and replaced in its entirety with the Schedule A attached hereto.

Except as expressly modified herein, all other provisions of the Fund Participation Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Fund Participation Agreement as of the date first written above.

SYMETRA LIFE INSURANCE COMPANY

By its authorized officer,

By:

Date:

PIONEER VARIABLE CONTRACTS TRUST,on behalf of the Portfolios
By its authorized officer and not individually,

By:

Date:

PIONEER INVESTMENT MANAGEMENT, INC.
By its authorized officer,

By:

Date:

PIONEER FUNDS DISTRIBUTOR, INC.
By its authorized officer,

By:

Date:

SCHEDULE A

Accounts, Contracts and Portfolios

Subject to the Participation Agreement

Name of Separate Account and Date Established by Board of Directors	Contracts Funded by Separate Account	Portfolios and Class of Shares Available to Contracts
Symetra Separate Account C established February 11, 1994	Variable Annuity	Pioneer Equity Income VCT Portfolio – (Class I & II Shares)

Symetra Separate Account SL established November 6, 1986	Variable Life Insurance	Pioneer Small Cap Value VCT Portfolio (Class I & II Shares)

Symetra Resource Variable Account B established February 6, 1986	Variable Annuity	Pioneer Emerging Markets VCT Portfolio (Class I &II Shares)
Symetra Deferred Variable Annuity Account established December 23, 1986 Symetra Separate Account D Resource A Symetra Separate Account VL	Variable Annuity (unregistered) (unregistered) (unregistered)

Pioneer Strategic Income VCT

Portfolio (Class I & II Shares)

Pioneer High Yield VCT

Portfolio (Class I & II Shares)

Pioneer Growth Opportunities VCT

Portfolio (Class I Shares)

Pioneer Fund VCT Portfolio

(Class I Shares )

Pioneer Mid Cap Value VCT

Portfolio (Class I & II Shares)

Pioneer Bond VCT Portfolio

(Class I Shares)

Pioneer Money Market VCT

Portfolio (Class I Shares)

Pioneer Small Cap Value II VCT

Portfolio (Class I Shares)

Pioneer Real Estate VCT

Portfolio (Class I & II Shares)